Exhibit 99.1

Contacts:	For news media – George Biechler, 610-774-5997
For financial analysts – Tim Paukovits, 610-774-4124

PPL Corporation reports fourth-quarter and annual 2008 earnings

•	Decline in wholesale electricity margins reduces earnings in both periods

•	Company reaffirms 2009 and 2010 earnings forecasts

ALLENTOWN, Pa. (Feb. 4, 2009) ― PPL Corporation (NYSE: PPL) on Wednesday (2/4) reported declines in both fourth-quarter and annual earnings for 2008, compared with the same periods of 2007.

PPL’s reported earnings for 2008 were $2.47 per share, compared with $3.35 per share a year ago. Excluding special items, PPL’s earnings from ongoing operations for 2008 were $2.02 per share, compared with $2.60 per share for 2007.

The primary drivers of PPL’s lower earnings from ongoing operations in 2008 were lower wholesale energy margins and the loss of synfuel-related earnings. Special items contributed less to reported earnings in 2008 than in 2007. The special items that most significantly affected reported earnings during these periods were the 2007 net gains on the sale of the Latin American delivery businesses, a 2007 reduction in the corporate income tax rate in the U.K., and changes in the mark-to-market impacts of energy-related, non-trading economic hedges between the two years.

“Make no mistake about it,” said James H. Miller, PPL’s chairman, president and chief executive officer, “2008 was a difficult year, and we expect this very challenging business environment to continue in 2009. We believe, however, that our portfolio of regulated and competitive businesses positions us to withstand the current environment and to thrive beyond 2009.

“In the near term, we are well-hedged with respect to anticipated fuel needs and power production. In these volatile energy commodity markets, we continue to see the benefits of our active hedging program. Longer term, we have a strong business profile, positioning us well to preserve existing value and to capture new value in a recovering economy,” Miller said.

PPL reaffirmed its 2009 earnings forecast of $1.60 to $1.90 per share and its 2010 earnings forecast of $3.60 to $4.20 per share. “Beyond 2009,” Miller said, “strong fundamentals remain in place for PPL. We have an improving credit profile and cash flow position as well as sufficient credit facilities for our expected needs as we move into 2010 and beyond. In addition, our 2010 earnings forecast is based upon very visible earnings from our supply business and our electricity delivery businesses in Pennsylvania and the U.K.”

2008 Earnings Details

PPL’s reported earnings for 2008 included net special item credits totaling $0.45 per share, including $0.67 per share in special item credits related to mark-to-market impacts of energy-related, non-trading economic hedges.

Special item charges in 2008, totaling $0.22 per share, were: $0.05 per share related to asset impairments; $0.07 per share related to the impairment of nitrogen oxides emission allowances as a result of a federal court’s initial decision invalidating the Environmental Protection Agency’s Clean Air Interstate Rule; $0.04 per share related to an impairment of nuclear decommissioning trust investments; $0.04 per share in synfuel-related tax adjustments; $0.01 per share related to the sale of PPL’s natural gas distribution and propane businesses; and $0.01 per share related to groundwater litigation at a coal-fired power plant in Montana.

PPL’s 2007 reported earnings reflected net special item credits totaling $0.75 per share.

Excluding special items, PPL’s earnings from ongoing operations for 2008 were $2.02 per share, a 22 percent decline compared with $2.60 per share in earnings from ongoing operations for 2007.

Reported earnings are calculated in accordance with generally accepted accounting principles (GAAP). Earnings from ongoing operations is a non-GAAP financial measure that excludes special items. Special items include charges or credits that are unusual or nonrecurring. Special items also include the mark-to-market impact of energy-related, non-trading economic hedges and impairments of securities in PPL’s nuclear decommissioning trust funds.

 (Dollars in millions, except for per share amounts)

	2008	2007	% Change
Reported Earnings	$930	$1,288	-28%
Reported Earnings per Share	$2.47	$3.35	-26%
Earnings from Ongoing Operations	$761	$1,000	-24%
Per Share Earnings from Ongoing Operations	$2.02	$2.60	-22%

(See the tables at the end of this news release for details as to the reconciliation of reported earnings versus earnings from ongoing operations.)

Fourth-quarter 2008 Earnings Results

For the fourth quarter of 2008, PPL announced reported earnings of $277 million, or $0.74 per share. This is a decline of $0.37 per share, or 33 percent, compared with the same period of 2007. The primary drivers for PPL’s lower earnings from ongoing operations between the two periods were lower wholesale energy margins, the loss of synfuel-related earnings and lower international delivery earnings. Special items contributed less to reported earnings in the fourth quarter of 2008 than in the same period of 2007. The special items that most significantly impacted reported earnings during the two quarters were the 2007 gain on the sale of PPL’s Chilean operations and the change in mark-to-market impacts of energy-related, non-trading economic hedges between the two periods. During the fourth quarter of 2008, the company recorded $0.28 per share in net special item credits, compared with $0.51 per share in net special item credits in the same period of 2007. (See tables for details.)

Excluding special items, PPL’s earnings from ongoing operations for the fourth quarter of 2008 were $0.46 per share, a decline of $0.14 per share, or 23 percent, from a year ago. This decline was primarily due to lower wholesale electricity margins, lower international earnings and the loss of synfuel-related earnings.

(Dollars in millions, except for per share amounts)

	4Q 2008	4Q 2007	% Change
Reported Earnings	$277	$418	-34%
Reported Earnings per Share	$0.74	$1.11	-33%
Earnings from Ongoing Operations	$175	$224	-22%
Per Share Earnings from Ongoing Operations	$0.46	$0.60	-23%

(See the tables at the end of this news release for details as to the reconciliation of reported earnings versus earnings from ongoing operations.)

Annual and Fourth-quarter Earnings by Business Segment

The following chart shows PPL’s earnings by business segment for the year and for the fourth quarter of 2008, compared with the same periods of 2007.

	Year		4th Quarter
	2008	2007	2008	2007
	(per share)		(per share)
Earnings from Ongoing Operations

Supply	$0.81	$1.42	$0.21	$0.29
Pennsylvania Delivery	0.44	0.40	0.10	0.09
International Delivery	0.77	0.78	0.15	0.22
Total	$2.02	$2.60	$0.46	$0.60

Special Items

Supply	$0.46	$0.06	$0.28	$0.02
Pennsylvania Delivery	(0.01)	(0.11)	-	(0.06)
International Delivery	-	0.80	-	0.55
Total	$0.45	$0.75	$0.28	$0.51

Reported Earnings

Supply	$1.27	$1.48	$0.49	$0.31
Pennsylvania Delivery	0.43	0.29	0.10	0.03
International Delivery	0.77	1.58	0.15	0.77
Total	$2.47	$3.35	$0.74	$1.11

(For more details and a breakout of special items by segment, see the reconciliation tables at the end of this news release.)

Key Factors Impacting Business Segment Earnings from Ongoing Operations

Supply Segment
PPL’s supply business segment consists primarily of the domestic energy generation and marketing operations of PPL Energy Supply.

Earnings from ongoing operations for PPL’s supply business segment in 2008 declined $0.61 per share, or 43 percent, compared with 2007. This decrease was driven by lower wholesale energy margins as a result of higher average fuel prices, realized and unrealized trading losses, and lower baseload generation. Also impacting results for the year were higher financing costs and the loss of synfuel-related earnings of $0.18 per share.

Earnings from ongoing operations for PPL’s supply business segment declined $0.08 per share, or 28 percent, in the fourth quarter of 2008 compared with a year ago. The decrease was primarily the net result of lower wholesale energy margins in the eastern U.S. driven by higher average fuel prices and lower margins from marketing and trading activities, partially offset by higher baseload generation.  Also impacting the quarter were lower operating expenses and the loss of synfuel-related earnings of $0.05 per share.

Pennsylvania Delivery Segment
PPL’s Pennsylvania delivery business segment includes the regulated electric delivery operations of PPL Electric Utilities and the delivery operations of PPL Gas Utilities, which was sold on Oct. 1, 2008.

Earnings from ongoing operations for PPL’s Pennsylvania delivery business segment in 2008 increased $0.04 per share, or 10 percent, over 2007. This increase was the result of higher delivery revenues due to PPL Electric Utilities’ base rate increase effective Jan. 1, 2008, and load growth, partially offset by higher operating costs.

Earnings from ongoing operations for PPL’s Pennsylvania delivery business segment increased in the fourth quarter by $0.01 per share, or 11 percent, compared with a year ago. This increase was primarily due to higher delivery revenues, partially offset by the loss of earnings from PPL Gas Utilities.

International Delivery Segment
PPL’s international delivery business segment primarily includes investments in regulated electric distribution companies in the United Kingdom and included investments in the Latin American electricity distribution businesses prior to their divestitures in 2007.

Earnings from ongoing operations for PPL’s international delivery business segment in 2008 decreased $0.01 per share, or 1 percent, compared with 2007. This decrease was the result of a loss of $0.11 per share in earnings from PPL’s divested Latin American businesses, higher income taxes, and a less favorable currency exchange rate in the U.K. Partially offsetting these negative factors were higher electricity delivery revenues and significantly lower operating expenses.

Earnings from ongoing operations for PPL’s international delivery business segment decreased in the fourth quarter by $0.07 per share, or 32 percent, compared with a year ago. This decrease resulted from lower electricity delivery revenues, higher income taxes and a less favorable currency exchange rate in the U.K. Partially offsetting these negative factors were lower operating expenses.

2009 Earnings Forecast by Business Segment

Earnings (per share)	2009 (forecast)	2008 (actual)
	Midpoint	Ongoing earnings

Supply	$0.85	$0.81
Pennsylvania Delivery	0.40	0.44
International Delivery	0.50	0.77
Total	$1.75	$2.02

PPL is reaffirming its 2009 earnings forecast of $1.60 to $1.90 per share. This forecast reflects the following expectations by business segment.

Supply Segment
PPL projects higher earnings in its supply business segment in 2009 compared with 2008, driven by higher energy margins, despite higher expected coal expense, as a result of higher baseload generation; higher Western energy sales prices; and higher expected margins from its marketing and trading activities. This business segment expects to incur higher operation and maintenance expenses, depreciation, and financing costs.

Pennsylvania Delivery Segment
PPL projects lower earnings from its Pennsylvania delivery business segment in 2009 compared with 2008 as a result of lower distribution revenues and higher operation and maintenance expenses.

International Delivery Segment
PPL projects lower earnings from its international business segment in 2009 compared with 2008 as a result of higher income taxes and a less favorable currency exchange rate in the U.K.

2010 Earnings Forecast

PPL continues to forecast 2010 earnings of $3.60 to $4.20 per share. The full-requirements supply contract between PPL EnergyPlus and PPL Electric Utilities expires at the end of 2009. As a result of hedging more than 80 percent of its baseload generation over the past few years, PPL continues to forecast strong growth in energy margins in 2010.

The strong 2010 margin growth forecast is based on the following key assumptions:
•	Hedged power and fuel positions and year-end 2008 wholesale prices observed in competitive markets and used to value unhedged positions.
•	Capacity prices in the PJM Interconnection based on the Reliability Pricing Model auction results for 2010.
•	Strong power plant performance.
•	Increased nuclear power output through the previously announced planned uprates.
•	Increased fuel and operation and maintenance expenses.
•	Higher costs of environmental compliance.

This forecast does not depend upon new assets being added to the company’s portfolio and assumes PPL Electric Utilities will be able to fully recover its purchased power costs resulting from the ongoing solicitation process approved by the Pennsylvania Public Utility Commission.

PPL Corporation, headquartered in Allentown, Pa., controls more than 11,000 megawatts of generating capacity in the United States, sells energy in key U.S. markets and delivers electricity to about 4 million customers in Pennsylvania and the United Kingdom. More information is available at www.pplweb.com.

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(Note: All references to earnings per share in the text and tables of this news release are stated in terms of diluted earnings per share.)

PPL invites interested parties to listen to a live Internet webcast of management’s teleconference with financial analysts about annual and fourth-quarter 2008 financial results at 9 a.m. EST Wednesday, Feb. 4. The meeting is available online live, in audio format, along with slides of the presentation, on PPL’s Web site: www.pplweb.com. The webcast will be available for replay on the PPL Web site for 30 days. Interested individuals also can access the live conference call via telephone at 702-696-4769 (ID# 80555626).

PPL CORPORATION AND SUBSIDIARY COMPANIES
CONDENSED CONSOLIDATED FINANCIAL INFORMATION (a)

Condensed Consolidated Balance Sheet (Unaudited)
(Millions of Dollars)

	December 31, 2008	December 31, 2007
Assets
Cash and cash equivalents	$1,100	$430
Price risk management assets - current	1,224	319
Assets held for sale		318
Other current assets	2,100	2,101
Investments	522	608
Property, plant and equipment
Electric plant	20,075	20,109
Gas and oil plant	68	66
Other property	156	202
	20,299	20,377
Less: accumulated depreciation	7,883	7,772
	12,416	12,605
Recoverable transition costs	281	574
Goodwill and other intangibles	1,318	1,326
Price risk management assets - noncurrent	1,392	587
Other noncurrent assets	1,052	1,104
Total assets	$21,405	$19,972

Liabilities and Equity
Short-term debt (including current portion of long-term debt)	$1,366	$770
Price risk management liabilities - current	1,324	423
Liabilities held for sale		68
Other current liabilities	1,603	1,621
Long-term debt (less current portion)	7,151	6,890
Deferred income taxes and investment tax credits	1,764	2,192
Price risk management liabilities - noncurrent	836	916
Accrued pension obligations	899	59
Other noncurrent liabilities	1,066	1,157
Minority interest	18	19
Preferred securities of a subsidiary	301	301
Earnings reinvested	3,875	3,448
Common stock and capital in excess of par value	2,187	2,176
Accumulated other comprehensive loss	(985)	(68)
Total liabilities and equity	$21,405	$19,972

(a) The Financial Statements in this news release have been condensed and summarized for purposes of this presentation. Please refer to PPL Corporation's periodic filings with the Securities and Exchange Commission for full financial statements, including note disclosure.

Condensed Consolidated Income Statement (Unaudited)
(Millions of Dollars, Except per Share Data)

	3 Months Ended December 31,		Year Ended December 31,
	2008 (a)	2007 (a)(b)	2008 (a)	2007 (a)(b)

Operating Revenues
Utility	$1,006	$1,040	$4,114	$4,114
Unregulated retail electric and gas	41	29	151	102
Wholesale energy marketing (c)
Realized	686	373	2,325	1,617
Unrealized economic activity	695	(46)	1,056	(145)
Net energy trading margins	(39)	3	(121)	41
Energy-related businesses	124	206	519	769
	2,513	1,605	8,044	6,498
Operating Expenses
Fuel	293	214	1,011	906
Energy purchases (c)
Realized	508	241	1,634	918
Unrealized economic activity	453	(71)	626	(198)
Other operation and maintenance	329	377	1,430	1,373
Amortization of recoverable transition costs	76	81	293	310
Depreciation	114	112	461	446
Taxes, other than income	65	75	289	298
Energy-related businesses	120	181	481	762
	1,958	1,210	6,225	4,815
Operating Income	555	395	1,819	1,683
Other Income - net	5	24	22	95
Interest Expense	121	117	459	474
Income from Continuing Operations Before
Income Taxes, Minority Interest and Dividends
on Preferred Securities of a Subsidiary	439	302	1,382	1,304
Income Taxes	155	82	440	270
Minority Interest	1	1	2	3
Dividends on Preferred Securities of a Subsidiary	4	4	18	18
Income from Continuing Operations	279	215	922	1,013
(Loss) Income from Discontinued Operations (net of income taxes)	(2)	203	8	275
Net Income	$277	$418	$930	$1,288

Earnings per share of common stock - basic
Earnings from ongoing operations	$0.46	$0.60	$2.04	$2.63
Special items	0.28	0.52	0.45	0.76
Net Income	$0.74	$1.12	$2.49	$3.39

Earnings per share of common stock - diluted
Earnings from ongoing operations	$0.46	$0.60	$2.02	$2.60
Special items	0.28	0.51	0.45	0.75
Net Income	$0.74	$1.11	$2.47	$3.35

Average shares outstanding (thousands)
Basic	374,388	372,943	373,626	380,563
Diluted	376,425	377,270	376,526	385,111

(a) Earnings in the 2008 and 2007 periods were impacted by several special items, as described in the text and tables of this news release. Earnings from ongoing operations excludes the impact of these special items.

(b) Certain amounts from 2007 have been reclassified to conform to the current year presentation.

(c) PPL enters into certain non-trading energy or energy-related contracts to hedge future cash flows that are not eligible for hedge accounting, or where hedge accounting is not elected. Consistent with the treatment of the hedged item, unrealized and realized gains and losses on these transactions are reflected in "Wholesale energy marketing" or "Energy purchases."

Condensed Consolidated Statements of Cash Flows (Unaudited)
(Millions of Dollars)

	Year Ended
	December 31,
	2008	2007

Cash Flows from Operating Activities
Net income	$930	$1,288
Adjustments to reconcile net income to net cash provided
by operating activities:
Pre-tax gain from the sale of the Latin American businesses		(400)
Depreciation	461	458
Amortizations - recoverable transition costs and other	383	433
Defined benefits	(100)	(39)
Impairment of assets	114	124
Gain on the sale of emission allowances	(6)	(109)
Deferred income taxes and investment tax credits	43	42
Unrealized gains on derivatives and other hedging activities	(279)	(22)
Changes in working capital	(81)	(178)
Other	52	(26)
Net cash provided by operating activities	1,517	1,571

Cash Flows from Investing Activities
Expenditures for property, plant and equipment	(1,429)	(1,657)
Proceeds from the sale of the Latin American businesses		851
Proceeds from the sale of telecommunication operations		47
Proceeds from the sale of gas and propane businesses	303
Net (expenditures for) sales of intangible assets	(302)	46
Net (purchases) sales of other investments	(95)	259
Net decrease (increase) in restricted cash and cash equivalents	1	(125)
Other investing activities	(33)	(35)
Net cash used in investing activities	(1,555)	(614)

Cash Flows from Financing Activities
Net issuances (retirements) of long-term debt	667	(231)
Repurchase of common stock	(38)	(712)
Payment of common stock dividends	(491)	(459)
Net increase in short-term debt	588	61
Other financing activities	(5)	15
Net cash provided by (used in) financing activities	721	(1,326)

Effect of Exchange Rates on Cash and Cash Equivalents	(13)	5

Net Increase (Decrease) in Cash and Cash Equivalents	670	(364)
Cash and cash equivalents at beginning of period	430	794

Cash and cash equivalents at end of period	$1,100	$430

Key Indicators

Financial
	Year Ended December 31, 2008	Year Ended December 31, 2007
Dividends declared per share	$1.34	$1.22
Book value per share (a)	$13.55	$14.88
Market price per share (a)	$30.69	$52.09
Dividend yield (a)	4.4%	2.3%
Dividend payout ratio (b)	54%	36%
Dividend payout ratio - earnings from ongoing operations (b)(c)	66%	47%
Price/earnings ratio (a)(b)	12.4	15.5
Price/earnings ratio - earnings from ongoing operations (a)(b)(c)	15.2	20.0
Return on average common equity	16.88%	24.47%
Return on average common equity - earnings from ongoing operations (c)	14.46%	19.21%

(a) End of period.
(b) Based on diluted earnings per share.
(c) Calculated using earnings from ongoing operations, which excludes the impact of special items, as described in the text and tables of this news release.

Operating - Domestic & International Electricity Sales

	3 Months Ended December 31,			Year Ended December 31,
			Percent			Percent
(millions of kwh)	2008	2007	Change	2008	2007	Change

Domestic Retail
Delivered (a)	9,032	9,071	(0.4%)	38,058	37,950	0.3%
Supplied	9,631	9,602	0.3%	40,374	40,080	0.7%

International Delivered
United Kingdom	6,835	6,997	(2.3%)	27,724	27,888	(0.6%)

Domestic Wholesale
East	7,367	5,179	42.2%	28,614	20,816	37.5%
West
NorthWestern Energy	622	571	8.9%	2,491	2,809	(11.3%)
Other West	2,848	2,817	1.1%	11,607	9,890	17.4%

(a) Electricity delivered to retail customers represents the kwh delivered to customers within PPL Electric Utilities Corporation's service territory.

PPL CORPORATION AND SUBSIDIARY COMPANIES
Reconciliation of Business Segment Earnings from Ongoing Operations and Reported Earnings (Diluted)

4th Quarter 2008	(millions of dollars)				(per share)
		PA	Int'l			PA	Int'l
	Supply	Delivery	Delivery	Total	Supply	Delivery	Delivery	Total

Earnings from Ongoing Operations	$78	$39	$58	$175	$0.21	$0.10	$0.15	$0.46
Special Items
MTM adj's from energy-related, non-trading economic hedges	130			130	0.35			0.35
Asset impairments	(16)		(1)	(17)	(0.05)			(0.05)
Impairments & other impacts - emission allowances	2			2	0.01			0.01
Impairment of nuclear decom. trust investments	(12)			(12)	(0.03)			(0.03)
Sale of gas and propane businesses		(1)		(1)
Total Special Items	104	(1)	(1)	102	0.28			0.28
Reported Earnings	$182	$38	$57	$277	$0.49	$0.10	$0.15	$0.74

Year-to-Date December 31, 2008	(millions of dollars)				(per share)
		PA	Int'l			PA	Int'l
	Supply	Delivery	Delivery	Total	Supply	Delivery	Delivery	Total

Earnings from Ongoing Operations	$303	$167	$291	$761	$0.81	$0.44	$0.77	$2.02
Special Items
MTM adj's from energy-related, non-trading economic hedges	251			251	0.67			0.67
Asset impairments (Q4, '08)	(16)		(1)	(17)	(0.05)			(0.05)
Impairments & other impacts - emission allowances (Q3, '08; Q4, '08)	(25)			(25)	(0.07)			(0.07)
Impairment of nuclear decom. trust investments (Q2, '08; Q3, '08; Q4, '08)	(17)			(17)	(0.04)			(0.04)
Sale of gas and propane businesses (Q2, '08; Q3, '08; Q4, '08)		(6)		(6)		(0.01)		(0.01)
Off-site remediation of ash basin leak (Q2, '08)	1			1
Colstrip groundwater litigation (Q1, '08; Q2, '08)	(5)			(5)	(0.01)			(0.01)
Synfuel tax adjustment (Q1, '08)	(13)			(13)	(0.04)			(0.04)
Total Special Items	176	(6)	(1)	169	0.46	(0.01)		0.45
Reported Earnings	$479	$161	$290	$930	$1.27	$0.43	$0.77	$2.47

4th Quarter 2007	(millions of dollars)				(per share)
		PA	Int'l			PA	Int'l
	Supply	Delivery	Delivery	Total	Supply	Delivery	Delivery	Total

Earnings from Ongoing Operations	$107	$35	$82	$224	$0.29	$0.09	$0.22	$0.60
Special Items
MTM adj's from energy-related, non-trading economic hedges	12			12	0.03			0.03
Sale of Latin American businesses			213	213			0.56	0.56
Sale of gas and propane businesses		(21)		(21)		(0.06)		(0.06)
Impairment of certain transmission rights	(1)			(1)
Workforce reductions	(4)	(1)	(4)	(9)	(0.01)		(0.01)	(0.02)
Total Special Items	7	(22)	209	194	0.02	(0.06)	0.55	0.51
Reported Earnings	$114	$13	$291	$418	$0.31	$0.03	$0.77	$1.11

Year-to-Date December 31, 2007	(millions of dollars)				(per share)
		PA	Int'l			PA	Int'l
	Supply	Delivery	Delivery	Total	Supply	Delivery	Delivery	Total

Earnings from Ongoing Operations	$544	$155	$301	$1,000	$1.42	$0.40	$0.78	$2.60
Special Items
MTM adj's from energy-related, non-trading economic hedges	32			32	0.08			0.08
PJM billing dispute (Q1, '07)	(1)			(1)
Sale of Latin American businesses (Q1, '07; Q2, '07; Q3, '07; Q4, '07)			259	259			0.67	0.67
Sale of telecommunication operations (Q1, '07; Q2, '07; Q3, '07; Q4, '07)	(23)			(23)	(0.06)			(0.06)
Sale of gas and propane businesses (Q3, '07; Q4, '07)		(44)		(44)		(0.11)		(0.11)
Settlement of Wallingford cost-based rates (Q3, '07)	33			33	0.09			0.09
Impairment of certain transmission rights (Q3, '07; Q4, '07)	(13)			(13)	(0.04)			(0.04)
Change in U.K. tax rate (Q3, '07)			54	54			0.14	0.14
Workforce reductions (Q4, '07)	(4)	(1)	(4)	(9)	(0.01)		(0.01)	(0.02)
Total Special Items	24	(45)	309	288	0.06	(0.11)	0.80	0.75
Reported Earnings	$568	$110	$610	$1,288	$1.48	$0.29	$1.58	$3.35

 “Earnings from ongoing operations” excludes the impact of special items. Special items include charges, credits or gains that are unusual or nonrecurring. Special items also include the mark-to-market impact of energy-related, non-trading economic hedges and impairments of securities in PPL’s nuclear decommissioning trust funds. These energy-related, non-trading economic hedges are used to hedge a portion of the economic value of PPL’s generation assets and PPL’s load-following and retail activities. This economic value is subject to changes in fair value due to market price volatility of the input and output commodities (e.g., coal and power). The mark-to-market impact of these hedges is economically neutral to the company because the mark-to-market gains or losses on the energy hedges will reverse as the hedging contracts settle in the future. Earnings from ongoing operations should not be considered as an alternative to reported earnings, or net income, which is an indicator of operating performance determined in accordance with generally accepted accounting principles (GAAP). PPL believes that earnings from ongoing operations, although a non-GAAP measure, is also useful and meaningful to investors because it provides them with PPL’s underlying earnings performance as another criterion in making their investment decisions. PPL’s management also uses earnings from ongoing operations in measuring certain corporate performance goals. Other companies may use different measures to present financial performance.

Statements contained in this news release, including statements with respect to future earnings, energy prices, margins and sales, growth, revenues, expenses, credit profile, cash flow, liquidity, marketing performance, hedging, regulation, corporate strategy, and generating capacity and performance, are “forward-looking statements” within the meaning of the federal securities laws. Although PPL Corporation believes that the expectations and assumptions reflected in these forward-looking statements are reasonable, these statements involve a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements. The following are among the important factors that could cause actual results to differ materially from the forward-looking statements: market demand and prices for energy, capacity and fuel; weather conditions affecting customer energy usage and operating costs; competition in power markets; the effect of any business or industry restructuring; the profitability and liquidity of PPL Corporation and its subsidiaries; new accounting requirements or new interpretations or applications of existing requirements; operating performance of plants and other facilities; environmental conditions and requirements and the related costs of compliance, including environmental capital expenditures and emission allowance and other expenses; system conditions and operating costs; development of new projects, markets and technologies; performance of new ventures; asset acquisitions and dispositions; any impact of hurricanes or other severe weather on our business, including any impact on fuel prices; receipt of necessary government permits, approvals and rate relief; capital market conditions and decisions regarding capital structure; the impact of state, federal or foreign investigations applicable to PPL Corporation and its subsidiaries; the outcome of litigation against PPL Corporation and its subsidiaries; stock price performance; the market prices of equity securities and the impact on pension income and resultant cash funding requirements for defined benefit pension plans; the securities and credit ratings of PPL Corporation and its subsidiaries; political, regulatory or economic conditions in states, regions or countries where PPL Corporation or its subsidiaries conduct business, including any potential effects of threatened or actual terrorism or war or other hostilities; foreign exchange rates; new state, federal or foreign legislation, including new tax legislation; and the commitments and liabilities of PPL Corporation and its subsidiaries. Any such forward-looking statements should be considered in light of such important factors and in conjunction with PPL Corporation’s Form 10-K and other reports on file with the Securities and Exchange Commission.

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Note to Editors: Visit PPL’s media Web site at www.pplnewsroom.com for additional news and background about the corporation and its subsidiaries.